EXHIBIT (11)


                         Independent Auditors' Consent

The Board of Directors
The Infinity Mutual Funds, Inc.

We consent to the use of our report dated February 9, 1996, incorporated by reference in the Registration Statement on form N-1A and to the reference to our firm under the heading "Financial Highlights" in the Prospectus.


                                              KPMG PEAT MARWICK LLP

New York, New York